Exhibit 99.1

PROS HOLDINGS, INC. REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

•	Record second quarter revenue of $35.5 million, exceeding the high end of guidance, an increase of 26% over the second quarter of 2012.

•	GAAP operating income of $0.8 million for the second quarter.

•	Non-GAAP operating income for the second quarter was $4.9 million, exceeding the high end of guidance.

•	GAAP earnings per share for the second quarter of $0.02, and non-GAAP earnings per share of $0.12.

HOUSTON, Texas – August 1, 2013 — PROS Holdings, Inc. (NYSE: PRO), a big data software company, today announced financial results for the second quarter ended June 30, 2013.

Total revenue for the second quarter of 2013 was $35.5 million and represented an increase of 26% over the second quarter of 2012.

CEO Andres Reiner stated, “We are pleased with our results this quarter, which exceeded guidance.  Our solid performance reflects increasing recognition among executives that big data is an untapped source for sales growth.  PROS is in a strong and differentiated position to deliver on the promise of big data, and we will continue to invest in innovation to drive further value for our customers and continued preference for PROS.”

For the quarter ended June 30, 2013, GAAP operating income was $0.8 million, compared with $2.0 million in the second quarter of 2012. GAAP net income for the second quarter was $0.6 million, or $0.02 per share, compared with $1.0 million, or $0.04 per share, in the second quarter of 2012.

For the quarter ended June 30, 2013, non-GAAP operating income was $4.9 million, compared with $4.4 million in the second quarter of 2012. Non-GAAP net income for the second quarter of 2013 was $3.5 million, or $0.12 per share, compared with $2.8 million, or $0.10 per share, in the second quarter of 2012.

2013 Business Highlights

•
Announced PROS Step™, the company's latest big data application innovation designed to help mid-size companies meet sales targets and outperform in their markets. Step provides pricing and selling recommendations, powered by data science, in a cloud-based, self-serve model that's easy to set up and use. Learn more at http://step.pros.com/

•
Experienced record attendance at PROS Outperform big data conference in Brussels where guests heard many examples from customers of the value delivered by PROS solutions, including 3663, Hewlett Packard, Johnson & Johnson Depuy, Novozymes and Volvo Trucks.

•	Won the 2013 Microsoft Application Development Partner of the Year Award recognizing PROS exceptional innovation for big data solutions delivered on the Microsoft platform.

Executive Vice President and Chief Financial Officer Charles Murphy stated, “We are pleased with our second quarter performance with revenue increasing 26% period over period. Our strong revenue performance through the first half of the year, especially given the challenging macroeconomic environment, reflects that our investments are showing returns and our growth strategies are working, enabling us to capture the opportunity for our real-time Big Data solutions.  We continue to believe full year revenue growth will be approximately 23%.”

The attached table provides a reconciliation of GAAP to non-GAAP income from operations and net income as well as net income per share available to common stockholders for the three and six months ended June 30, 2013 and 2012.

Financial Outlook

Based on information as of today, PROS anticipates the following:

•	Total revenue for the third quarter of 2013 in the range of $36.2 million to $36.8 million

•	GAAP income from operations of $0.5 million and GAAP earnings per share of $0.01 for the third quarter of 2013

•
Non-GAAP income from operations of $4.2 million to $4.8 million and non-GAAP earnings per share of $0.10 to $0.11 for the third quarter of 2013, which excludes estimated non-cash share-based compensation charges of approximately $4.3 million for the third quarter of 2013

•	GAAP and non-GAAP estimated tax rate of approximately 27%, for the third quarter of 2013

•	Estimated weighted average of 30.3 million diluted shares outstanding for the third quarter of 2013
Conference Call
In conjunction with this announcement, PROS Holdings, Inc. will host a conference call on August 1, 2013, at 4:30 p.m. (ET) to discuss the company’s financial results. To access this call, dial (866) 318-8618 (domestic) or (617) 399-5137 (international). The pass code for the call is 54837367. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

Following the conference call, a replay will be available at (888) 286-8010 (domestic) or (617) 801-6888 (international). The replay pass code is 74206619. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.pros.com.

About PROS

PROS Holdings, Inc. (NYSE: PRO) is a big data software company that helps customers outperform in their markets by using big data to sell more effectively. We apply 27 years of data science experience to unlock buying patterns and preferences within transaction data to reveal which opportunities are most likely to close, which offers are most likely to sell and which prices are most likely to win. PROS offers big data solutions to optimize sales, pricing, quoting, rebates and revenue management across more than 30 industries. PROS has implemented more than 600 solutions in more than 55 countries. The PROS team comprises more than 700 people around the world. To learn more, visit www.pros.com.

Forward-looking Statements

This press release contains forward-looking statements, including statements about PROS’ momentum and future financial performance; positioning; management's confidence and optimism; customer successes; reseller and OEM network growth and reach; big data solutions to optimize sales, pricing, quoting, rebates and revenue management; solutions demand; business predictability and effective tax rate. The forward-looking statements contained in this press release are based upon PROS’ historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a)

the risk that we will face increased competition as part of entering new markets, (b) the risk that the market for PROS’ sales, pricing quoting, rebate and revenue management optimization software does not grow as anticipated, (c) the challenges associated with selling, installing, and delivering PROS' products and services, (d) the impact that a slowdown in the world or any particular economy has on PROS’ business sales cycles, prospects’ and customers’ spending decisions and timing of implementation decisions, (e) the difficulties and risks associated with developing and selling complex new products and enhancements with the technical specifications and functionality desired by customers, (f) the difficulties of making accurate estimates necessary to complete a project and recognize revenue and risk that PROS’ revenue model will not continue to provide predictability of the PROS business, (g) the risk that PROS will not be able to maintain historical maintenance renewal rates, (h) personnel and other risks associated with growing a business generally, (i) the risk that modification or negotiation of contractual arrangements will be necessary during PROS’ implementations of its solutions, (j) the impact of currency fluctuations on PROS’ results of operations,(k) civil and political unrest in regions in which PROS operate and (l) the risk that reseller and other relationships do not increase sales of PROS’ solutions. Additional information relating to the uncertainty affecting the PROS business are contained in PROS’ filings with the Securities and Exchange Commission. These forward-looking statements represent PROS’ expectations as of the date of this press release. Subsequent events may cause these expectations to change, and PROS disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures
PROS has provided in this release certain financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP income from operations, net income and diluted earnings per share. PROS uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating PROS’ ongoing operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure as detailed above. A reconciliation of GAAP to the non-GAAP financial measures has been provided in the tables included as part of this press release. PROS use of non-GAAP financial measures may not be consistent with the presentations by similar companies in PROS industry.

Investor Contact:PROS Investor Relations
Staci Strauss-Mortenson
646-277-1200
Staci.Mortenson@icrinc.com

Media Contact:PROS Public Relations
Yvonne Donaldson
713-335-5310
ydonaldson@pros.com

PROS Holdings, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share amounts)
(Unaudited)

	June 30, 2013	December 31, 2012
Assets:
Current assets:
Cash and cash equivalents	$88,227	$83,558
Accounts and unbilled receivables, net of allowance of $690 and $760, respectively	37,553	38,801
Prepaid and other current assets	6,041	5,067
Total current assets	131,821	127,426
Restricted cash	329	329
Property and equipment, net	14,838	12,788
Other long term assets, net	5,759	5,936
Total assets	$152,747	$146,479
Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$4,532	$3,775
Accrued liabilities	4,129	3,258
Accrued payroll and other employee benefits	4,828	7,669
Deferred revenue	36,013	39,774
Total current liabilities	49,502	54,476
Long-term deferred revenue	3,149	2,007
Other Long-term liabilities	1,010	1,327
Total liabilities	53,661	57,810
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued	—	—
Common stock, $0.001 par value, 75,000,000 shares authorized; 32,486,851 and 31,966,432 shares issued, respectively; 28,069,266 and 27,548,847 shares outstanding, respectively	32	32
Additional paid-in capital	95,795	87,693
Treasury stock, 4,417,585 common shares, at cost	(13,938)	(13,938)
Retained earnings	17,197	14,882
Total stockholders’ equity	99,086	88,669
Total liabilities and stockholders’ equity	$152,747	$146,479

PROS Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Income
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
License and implementation	$24,170	$18,176	$46,762	$35,972
Maintenance and support	11,357	9,958	22,391	19,183
Total revenue	35,527	28,134	69,153	55,155
Cost of revenue:
License and implementation	8,808	5,540	17,278	11,543
Maintenance and support	1,978	1,959	4,061	3,895
Total cost of revenue	10,786	7,499	21,339	15,438
Gross profit	24,741	20,635	47,814	39,717
Operating expenses:
Selling, marketing, general and administrative	15,935	11,884	30,223	22,140
Research and development	8,026	6,772	16,121	13,469
Income from operations	780	1,979	1,470	4,108
Other (expense) income, net	(129)	(129)	(234)	(106)
Income before income tax provision	651	1,850	1,236	4,002
Income tax provision (benefit)	71	855	(1,078)	1,816
Net income	$580	$995	$2,314	$2,186
Net earnings per share:
Basic	$0.02	$0.04	$0.08	$0.08
Diluted	$0.02	$0.04	$0.08	$0.08
Weighted average number of shares:
Basic	28,006,517	27,375,429	27,881,957	27,271,201
Diluted	29,958,580	28,337,143	29,710,202	28,303,760

PROS Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	For the Six Months Ended June 30,
	2013	2012
Operating activities:
Net income	2,314	$2,186
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	1,999	938
Share-based compensation	7,559	4,472
Excess tax benefits on share-based compensation	—	(1,685)
Tax (shortfall)/benefit from share-based compensation	(10)	1,633
Provision for doubtful accounts	(70)	(257)
Changes in operating assets and liabilities:
Accounts and unbilled receivables	1,317	(2,407)
Prepaid expenses and other assets	(821)	4,177
Accounts payable	715	(2,465)
Accrued liabilities	391	630
Accrued payroll and other employee benefits	(2,841)	(1,115)
Deferred revenue	(2,619)	846
Net cash provided by operating activities	7,934	6,953
Investing activities:
Purchases of property and equipment	(2,172)	(3,264)
Capitalized internal-use software development costs	(1,534)	(815)
Net cash used in investing activities	(3,706)	(4,079)
Financing activities:
Exercise of stock options	2,771	511
Excess tax benefits on share-based compensation	—	1,685
Tax withholding related to net share settlement of restricted stock units	(2,330)	(2,365)
Net cash provided by (used in) financing activities	441	(169)
Net increase in cash and cash equivalents	4,669	2,705
Cash and cash equivalents:
Beginning of period	83,558	68,457
End of period	$88,227	$71,162

PROS Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Dollars in thousands, except per share data)
(Unaudited)
We use these non-GAAP financial measures to assist in the management of the Company because we believe that this information provides a more consistent and complete understanding of the underlying results and trends of the ongoing business due to the uniqueness of these charges.

			Quarter over Quarter			Year over Year
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2013	2012	% change	2013	2012	% change
GAAP gross profit	$24,741	$20,635	19.9%	$47,814	$39,717	20.4%
Non-GAAP adjustment:
GAAP share-based compensation	534	301		996	630
Non-GAAP gross profit	$25,275	$20,936	20.7%	$48,810	$40,347	21.0%

Non-GAAP gross margin	71.1%	74.4%		70.6%	73.2%

GAAP selling, marketing, general and administrative	$15,935	$11,884	34.1%	$30,223	$22,140	36.5%
Non-GAAP adjustment:
GAAP share-based compensation	2,838	1,636		5,059	2,904
Non- GAAP selling, marketing, general and administrative	$13,097	$10,248	27.8%	$25,164	$19,236	30.8%

GAAP research and development	$8,026	$6,772	18.5%	$16,121	$13,469	19.7%
Non-GAAP adjustment:
GAAP share-based compensation	767	503		1,504	938
Non- GAAP research and development	$7,259	$6,269	15.8%	$14,617	$12,531	16.6%

Income from operations	$780	$1,979	(60.6)%	$1,470	$4,108	(64.2)%
Non-GAAP adjustment:
GAAP share-based compensation	4,139	2,440		7,559	4,472
Non-GAAP income from operations	$4,919	$4,419	11.3%	$9,029	$8,580	5.2%

Non-GAAP income from operations % of total revenue	13.8%	15.7%		13.1%	15.6%

GAAP net income	$580	$995	(41.7)%	$2,314	$2,186	5.9%
Non-GAAP adjustment:
GAAP share-based compensation	4,139	2,440		7,559	4,472
Tax impact related to non-GAAP adjustments	(1,216)	(647)		(2,041)	(1,150)
Non-GAAP net income	$3,503	$2,788	25.6%	$7,832	$5,508	42.2%

Non-GAAP diluted earnings per share	$0.12	$0.10		$0.26	$0.19

Shares used in computing non-GAAP earnings per share	29,959	28,337		29,710	28,304

Detail of non-GAAP share-based compensation expense:
Cost of revenue	$534	$301		$996	$630
Selling, marketing, general and administrative	2,838	1,636		5,059	2,904
Research and development	767	503		1,504	938
Total share-based compensation expense	$4,139	$2,440		$7,559	$4,472